EXHIBIT 99.1       B2B INTERNET HOLDRS TRUST PROSUPP DATED JUNE 30, 2001


PROSPECTUS SUPPLEMENT
(To Prospectus dated January 26, 2001)



                                   [LOGO](sm)



                        1,000,000,000 Depositary Receipts
                          B2B Internet HOLDRS(sm) Trust

         This prospectus supplement supplements information contained in the prospectus dated January 26, 2001, which updated the original prospectus dated February 23, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS(sm) Trust.

         The share amount specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                              Primary
                                                   Share      Trading
      Name of Company(1)            Ticker        Amounts      Market

Agile Software Corporation           AGIL            4       Nasdaq NMS
Ariba, Inc.                          ARBA           14       Nasdaq NMS
CheckFree Corporation                CKFR            4       Nasdaq NMS
Commerce One, Inc.                   CMRC           12       Nasdaq NMS
FreeMarkets, Inc.                    FMKT            3       Nasdaq NMS
ImageX.com, Inc.                     IMGX            1       Nasdaq NMS
Internet Capital Group, Inc.         ICGE           15       Nasdaq NMS
Pegasus Solutions, Inc.              PEGS            2       Nasdaq NMS
PurchasePro.com, Inc.                PPRO            4       Nasdaq NMS
QRS Corporation                      QRSI            1       Nasdaq NMS
Retek, Inc.                          RETK            3       Nasdaq NMS
Scient Corporation                   SCNT            5       Nasdaq NMS
SciQuest.com, Inc.                   SQST            3       Nasdaq NMS
Ventro Corporation                   VNTR            2       Nasdaq NMS
VerticalNet, Inc.                    VERT            6       Nasdaq NMS

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(1)  On June 20, 2001, Dimension Data Holdings p.l.c. completed its acquisition of Proxicom, Inc. As a result of the acquisition, shares of Proxicom are no longer represented in B2B Internet HOLDRS.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is June 30, 2001.